AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER  3    , 1997
                                                                ------
                                       REGISTRATION NO. 333-
                                                            ----------




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                                MOTO PHOTO, INC.
             (Exact name of Registrant as specified in its charter)
DELAWARE                                                31-1080650
(State or jurisdiction                                  (I.R.S. Employer
of incorporation or                                     Identification No.)
organization)

        4444 LAKE CENTER DRIVE
             DAYTON, OHIO                                        45426
(Address of Principal Executive Offices)                       (Zip Code)





                      MOTO PHOTO, INC. SALARY SAVINGS PLAN
                            (Full title of the plan)


                                 DAVID A. MASON
                             4444 LAKE CENTER DRIVE
                               DAYTON, OHIO 45426
                    (Name and address of agent for service)

                                 (937) 854-6686
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                              J.  Bradford Hammond
                  Crowe & Dunlevy, A Professional Corporation
                          321 South Boston, 5th Floor
                             Tulsa, Oklahoma 74103
                                 (918) 592-9800

CALCULATION OF REGISTRATION FEE

                                          PROPOSED      PROPOSED    CALCULATION
                           AMOUNT TO      MAXIMUM        MAXIMUM         OF
TITLE OF SECURITIES TO   BE REGISTERED OFFERING PRICE   AGGREGATE   REGISTRATION
BE REGISTERED                            PER SHARE (2)   OFFERING        FEE
                                                         PRICE(2)

VOTING COMMON STOCK, PAR    500,000       $2.4375      $1,218,750     $369.32
VALUE $.01 PER SHARE




(1)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee, based on the average of the high and low sales prices for the Voting Common Stock as reported on the National Association of Securities Dealers, Inc. Automated Quotation System for October 27, 1997.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.   PLAN INFORMATION*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

        * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Registrant or the Moto Photo, Inc. Salary Savings Plan (the "Plan") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

     (4) The description of the Registrant's Voting Common Stock contained in the Registrant's Current Report on Form 8-K dated September 9, 1992.

     In addition, all documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

     This Registration Statement covers Common Stock, par value $.01 per share, of the Registrant, which is registered under Section 12(g) of the Exchange Act. The description of the Common Stock contained in a registration statement under the Exchange Act is incorporated herein by reference as described above. Plan interests also being registered need not be described pursuant to this Item 4.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     There are no interests of any expert or counsel required to be disclosed pursuant to Item 5.

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or the Registrant's Board of Directors to grant, indemnification to directors and officers of the Registrant in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article Ninth of Registrant's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of Registrant shall not be liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, Registrant has director and officer liability insurance which insures directors and officers against loss in connection with actions taken or omitted to be taken in their official capacities.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     There are no restricted securities being offered or resold pursuant to this Registration Statement.

ITEM 8.   EXHIBITS

          Number              Description

          5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, concerning legality of securities being registered.

          23.1                Consent of Ernst & Young LLP

          23.2                Consent of Crowe & Dunlevy (contained in Exhibit
                              5.1).

          24.1                Powers of Attorney.

     In lieu of the opinion of counsel or determination letter contemplated by
Item 601(b)(5)(ii) of Regulation S-K, the Registrant hereby confirms that it has submitted the Plan and undertakes that it will submit all amendments to the Plan to the Internal Revenue Service ("IRS") in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code.

ITEM 9.   UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on November 3, 1997.

                             MOTO PHOTO, INC.



                             By:  /s/ David A. Mason

                                 David A. Mason
                                 President and Treasurer



    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name                   Position                               Date

/s/Michael F. Adler*   Chairman of the Board of Directors     November 3, 1997
Miachel F. Adler       and Chief Executive Officer
                       (Principal Executive Officer)

/s/David A. Mason      Executive Vice President, Treasurer,   November 3, 1997
David A. Mason         and Director (Principal
                       Financial Officer)

Alfred E. Lefeld*      Vice President and  Controller         November 3, 1997
Alfred E. Lefeld       (Principal Accounting Officer)

Frank W. Benson*       Director                               November 3, 1997
Frank W. Benson

Leslie Charm*          Director                               November  3, 1997
Leslie Charm

Dexter B. Dawes*       Director                               November  3, 1997
Dexter B. Dawes

Harry D. Loyle*        Director                               November  3, 1997
Harrly D. Loyle

Douglas M. Thomsen*    Director                               November  3, 1997
Douglas M. Thomsen

*By: /s/ David A. Mason
    David A. Mason
    Attorney-in-fact


        Pursuant to the requirements of the Securities Act, Moto Photo, Inc. (the administrator of the Plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dayton, State of Ohio, on November 3, 1997.


                             MOTO PHOTO, INC.
                             (Administrator of the Plan)



                             By: /s/ David A. Mason
                                     David A. Mason, Executive Vice President
                                     and Treasurer




                                 EXHIBIT INDEX


     Number              Description

      5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, concerning legality of securities to be issued.

     23.1                Consent of Ernst & Young LLP

     23.2                Consent of Crowe & Dunlevy (contained in Exhibit 5.1).

     24.1                Powers of Attorney.